Exhibit 10.5
AMENDMENT ONE
To
LIMITED EXCLUSIVE PATENT LICENSE AGREEMENT
For
DIELECTRIC WALL ACCELERATOR TECHNOLOGY
For Particle and Radiotherapy
Between
LAWRENCE LIVERMORE NATIONAL SECURITY, LLC
and
TOMOTHERAPY INCORPORATED
LLNL Case No. TL02168-0.1
Lawrence Livermore National Laboratory
Industrial Partnerships Office
P.O. Box 808, L-795, Livermore, CA 94551
April 8, 2008
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [ * ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT ONE
April 8, 2008
to
License Agreement — LLNL Case Number TL02168-0.0
For Dielectric Wall Accelerator Technology
Between TomoTherapy Incorporation and
Lawrence Livermore National Security, LLC
Effective February 23, 2007
This Amendment One to the License Agreement by and between Lawrence Livermore National Security, LLC (“LLNS”) and TomoTherapy Incorporated (“LICENSEE”) will be effective as of the date of execution of this Amendment by the last signing Party. This Amendment and the associated License Agreement are subject to overriding obligations to the Federal Government pursuant to the provisions of LLNS’s Contract No DE-AC52-07NA27344 with the United States Department of Energy (“DOE”) for the operation of the Lawrence Livermore National Laboratory (“LLNL”).
This Amendment One will: 1) update Exhibit A (LICENSED PATENTS); 2) provide the terms under which LICENSEE can expand the Field of Use in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS; 3) update Exhibit E (SCHEDULE); and 4) add the correspondences between LLNS and LICENSEE that discuss the rationale for expanding the Field of Use, as Exhibit F (TERMS FOR FIELD OF USE EXPANSION). All other terms and conditions remain the same.
Therefore, in consideration of the mutual covenants and obligations recited herein, LLNS and LICENSEE hereby amend the License Agreement as follows:
1.	Article 1 (BACKGROUND)
Amend to add:
1.16	LICENSEE formally requested an expansion of the field of use of this Agreement on January 29, 2008, to which LLNS formally replied on February 1, 2008, listing the terms under which the expansion would be granted. Both letters are incorporated in this Agreement as Exhibit F (TERMS FOR FIELD OF USE EXPANSION).
2.	Article 2 (DEFINITIONS)
Replace:
2.19	“Isotope generation” means the production of radioisotopes, e.g., F-18 fluorodeoxygluscose (F-18 FDG) and other radiopharmaceuticals for diagnostic applications.
With:
2.19	“Commercial DWA,” as opposed to “National Security DWA,” means the use of the DWA for all commercial applications, both medical and industrial, other than the “National Security DWA” field of use. Such applications include, but are not limited to, particle and radiotherapy, isotope generation, radiology, radiography, and other applications where particle accelerators are commercially used. “National Security DWA,” as opposed to “Commercial DWA,” means the use of the DWA for applications in the fulfillment of the national security mission of the United States. Such applications include, but are not limited to, flash x-ray radiography, compact neutron sources, and other applications where compact accelerators are strategically used for the fulfillment of the national security mission.
3.	EXHIBIT A (LICENSED PATENTS)
Exhibit A is deleted in its entirety and replaced with the following:
Intentionally Left Blank

EXHIBIT A — LICENSED PATENTS
CATEGORY 1 PATENTS
UNITED STATES PATENTS:

Invention
Disclosure	Patent			Filing	Issue
Number	Number	Title	Inventors	Date	Date
IL-9938	6,331,194	Process for Manufacturing Hollow Fused-Silica Insulator Cylinder	Stephen E. Sampayan, Michael L. Krogh, Steven C. Davis Non-LLNL: Ben Rosenblum	07/08/97	12/18/01

IL- 10368	7,173,385	Compact Accelerator	George J. Caporaso, Stephen E. Sampayan, Hugh C. Kirbie	01/14/05	02/06/07
UNITED STATES PATENT APPLICATIONS:

Invention	Patent
Disclosure	Application
Number	Number	Title	Inventors	Filing Date
IL-11372	11/586,377	Single Pulse Traveling Wave Accelerator	George J. Caporaso, Scott D. Nelson, Brian R. Poole	10/24/06

IL-11425	11/450,429	Bipolar Pulse Forming Line	Mark A. Rhodes	06/09/06

IL-11482	11/586,468	Method of Controlling the Spatial Distribution of Large Electric Fields at Conductor Insulator Junctions	James S. Sullivan, George Caporaso, Stephen E. Sampayan, David M. Sanders	10/24/06

IL-11514	11/599,797	Castable Dielectric Composite Linear Wall Accelerator	David M. Sanders, Stephen E. Sampayan Non-LLNL: H.M. Stoller, Kirk Slenes	11/14/06

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
PROVISIONAL PATENT APPLICATIONS:
[ * ]

FOREIGN PATENT APPLICATIONS:

Invention
Disclosure	International
Number	Serial Number	Title	Inventors	Filing Date
IL-10368	PCT/US05/01548	Improved Compact Accelerator	George J. Caporaso,	01/18/05
Stephen E. Sampayan,
Hugh C. Kirbie

IL-10368	05722455.2 EP	Improved Compact Accelerator	George J. Caporaso,	01/18/05
Stephen E. Sampayan,
Hugh C. Kirbie

IL-10368	2006-549689 JP	Improved Compact Accelerator	George J. Caporaso,	01/18/05
Stephen E. Sampayan,
Hugh C. Kirbie

IL-10368	2550552 CA	Improved Compact Accelerator	George J. Caporaso,	01/18/05
Stephen E. Sampayan,
Hugh C. Kirbie

IL-11372	PCT/US06/41548	Sequentially Pulsed Traveling Wave Accelerator	George J. Caporaso,	10/24/06
Scott D. Nelson

IL-11482	PCT/US06/41814	Optically-Initiated Silicon Carbide High Voltage Switch	James Sullivan,	10/24/06
George Caporaso,
Stephen E. Sampayan,
David Sanders

IL-11514	PCT/US06/44297	Castable Dielectric Wall Accelerator	David M. Sanders,	11/14/06
Stephen E. Sampayan
Non-LLNL: H.M. Stoller,
Kirk Slenes

[ * ]

[ * ]

The following Records of Inventions (ROIs) are to be included as Category 1 Patents upon filing of the associated patent application with the USPTO.

INVENTION DISCLOSURES:
[ * ]
CATEGORY 2 PATENTS
NONE CURRENTLY
CATEGORY 3 PATENTS
NONE CURRENTLY

4.	EXHIBIT B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS)
Replace:

B.I.2.2	LICENSEE will have an option to negotiate to expand the Field of Use to include Isotope Generation, provided that LICENSEE submits a separate commercialization plan within the same time required for it to maintain exclusivity in particle therapies other than proton therapy, as specified in Paragraph B.1.2.1.
With:

B.I.2.2	LICENSEE has the right of first refusal to expand the Field of Use to include “Commercial DWA” and/or “National Security DWA,” provided that LICENSEE complies with the terms listed in Exhibit F (TERMS FOR FOU EXPANSION).
Replace:

B.4.3	Pursuant to B. 1.2.2, if LICENSEE submits a commercialization plan for the Field of Use of Isotope Generation within [ * ] years after First Commercial Acceptance, the future rights to the Field of Use of Isotope Generation would be included in this Agreement.
With:

B.4.3	Pursuant to B. 1.2.2, if LICENSEE complies with the terms listed in Exhibit F (TERMS FOR FIELD OF USE EXPANSION), the future rights to the expanded Field of Use would be included in this Agreement.
Replace:

B.5.1	LICENSEE will develop with THE REGENTS by the completion of the DWA subscale prototype (estimated to be [ * ]), a more detailed schedule (Exhibit E “SCHEDULE”) that provides dates for each of the following obligations. To maintain exclusivity, specific dates must be mutually agreed to by THE REGENTS and

LICENSEE by the later of (a) [ * ] or that date when the DWA subscale prototype is completed (“DWA Subscale Completion”). This Agreement must be amended with the SCHEDULE within sixty (60) days of the DWA Subscale Completion. It is expected that the SCHEDULE will be updated at least once annually using a form provided in the SCHEDULE during the course of the CRADA as new information is developed. Both parties signing the updated SCHEDULE form will be considered an amendment to the SCHEDULE.

B.5.1.1	A [ * ] milestone that is related to the full-scale development of the DWA

B.5.1.2	A [ * ] milestone that is related to the full-scale development of the DWA

B.5.1.3	The estimated time after the successful testing of the full-scale DWA when the first therapy system incorporating the DWA will be installed at a location to be determined by the Parties.

B.5.1.4	The date when LICENSEE will submit the required Federal Drug Administration (“FDA”) notification/application

B.5.1.5	The date when LICENSEE will achieve First Commercial Acceptance, estimated to be one year after FDA approval

B.5.1.6	A mutually-agreed process to jointly amend the SCHEDULE
With:
B.5.1 LICENSEE will develop with LLNS by the completion of the DWA subscale prototype, a more detailed schedule (Exhibit E “SCHEDULE”) that provides dates for each of the following obligations. To maintain exclusivity, specific dates must be mutually agreed to by LLNS and LICENSEE by the later of [ * ] or that date when the DWA subscale prototype is completed (“DWA Subscale Completion”). This Agreement must be amended with the SCHEDULE within sixty (60) days of the DWA Subscale Completion. It is expected that the SCHEDULE will be updated at least once annually using a form provided in the SCHEDULE during the course of the CRADA as new information is developed. Both parties signing the updated SCHEDULE form will be considered an amendment to the SCHEDULE.

B.5.1.1	A [ * ] milestone that is related to the full-scale development of the DWA

B.5.1.2	The estimated time after the successful testing of the full-scale DWA when the first therapy system incorporating the DWA will be installed at a location to be determined by the Parties

B.5.1.3	The date when LICENSEE will submit the required Federal Drug Administration (“FDA”) notification/application

B.5.1.4	The date when LICENSEE will achieve First Commercial Acceptance, estimated to be one year after FDA approval

B.5.1.5	A mutually-agreed process to jointly amend the SCHEDULE
5.	EXHIBIT E (SCHEDULE)
Exhibit E is deleted in its entirety and replaced with the following:
Intentionally Left Blank

EXHIBIT E — SCHEDULE
NOTICE
LICENSEE considers information in this Exhibit E to be Proprietary.
Pursuant to Paragraph B.5.1 of Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS), LICENSEE will develop with LLNS by DWA Subscale Completion, a more detailed schedule (“SCHEDULE”) that provides for the following, each of which shall be a Performance Obligation.
E.l	Milestones

Reference	Milestone	Date
B.5.1.1	A [ * ] milestone related to DWA full-scale development	[ * ]
B.5.1.2	Installation of the first therapy system incorporating the DWA at the location to be determined by both Parties	[ * ]
B.5.1.3	Submission of required FDA notification/application	[ * ]
B.5.1.4	First Commercial Acceptance	[ * ]
E.2	Amendment Process (Reference B.5.1.5)

E.2.1	Periodic reviews of the development of both the DWA and the proton therapy system will be conducted by Parties, who will jointly appoint the members of the reviewing body.

E.2.2	Parties will review and update this schedule during the course of the CRADA at least once annually by September 30 and amend this Agreement accordingly.

E.2.3	By the termination or completion of the CRADA, dates must be furnished, mutually agreed to, and entered into this License Schedule.
Intentionally Left Blank

6. EXHIBIT F (TERMS FOR FIELD OF USE EXPANSION)
Add Exhibit F to this Agreement.
Intentionally Left Blank

EXHIBIT F — TERMS FOR FIELD OF USE EXPANSION

January 29, 2008
Genaro Mempin
Business Development Executive
Industrial Partnerships & Commercialization
Lawrence Livermore National Laboratory
PO Box 808, L-795
Livermore CA 94551-0808
Dear Genaro,
We have discussed on several occasions the expansion of the fields of use for license LLNL Case No. TL02168-0.0. We are formally requesting an expansion of that license to an exclusive license in all fields of use.
I understand that there may be a desire to limit the licensing of technologies on an exclusive basis where they may have a national defense application. We believe that limiting exclusivity for this purpose is not necessary given the government’s retention of its march-in rights to gain access to the technology. But we would accept a limitation on the exclusivity with regards to applications that may be required for national defense after some period of time.
We believe that this expansion is both necessary and desirable for several important reasons. We are currently funding a substantial amount of basic research on the technologies within the scope of this license. In fact, we believe that we are the sole source of funds for this research at the moment, following the initial investments that LLNL and UC Davis put in prior to 2007. We anticipate that we will spend in excess of $[ * ] million by the time this research program is concluded; in addition, we are also spending addition money to place our personnel in your lab and conduct other symbiotic projects in order to further the research. In light of our substantial investment, we believe that it is not only logical, but also equitable that we be able to exploit the inventions that arise from our funding and collaboration. This also closely ties to how our collaboration will be structured and pursued. Limiting the fields of use also limits our ability to continue cooperative research and development in the lab, because we realize that if we were carrying on such work outside of the lab, we would have complete and full ability to all fields of use without restriction. Therefore, limiting the fields of use creates a substantial disincentive to continue the research within the lab.

www.TomoTherapy.com	1240 Deming Way Madison, WI 53717-2911 608-824-2800 Fax 608-824-2996

Perhaps most importantly, expanding the fields of use will allow for us to be a more powerful commercial partner that will generate greater royalties for the licensor. Having access to additional fields of use gives us a greater incentive to accelerate the pace of development for the dielectric-wall accelerator (DWA), since we will have the assurance that we will have an opportunity to exploit the results of that work to the fullest extent. That greater investment will deepen our expertise in the application of the DWA, thereby putting us in the best position to seek commercial partners most effectively.
We anticipate that expanding the license in this manner will alter our focus from being just a medical accelerator company to being a DWA commercialization company. This is consistent with our plans to place the DWA development in a TomoTherapy subsidiary that is funded and sponsored by TomoTherapy and by other investors. We still believe that the development of the DWA for a medical application should take the first priority because TomoTherapy will be a ready buyer for the DWA for its proton therapy system. But this initial work will put TomoPro much further along in understanding the other potential applications and would then facilitate expanding into other markets more quickly. A company focused on the full development and exploitation of the DWA is the best way to maximize its potential and the return on the licensed technology.
Please advise as soon as possible when we may discuss these modifications. I look forward to moving this ahead with you.
Best regards,
TomoTherapy Incorporated
Shawn Guse

cc:	Erik Stenehjem, Director of Industrial Partnerships
Roger Werne, Deputy Director of Industrial Partnerships

Lawrence Livermore National Laboratory Industrial Partnerships Office
February 1, 2008
08508.02AA
Shawn Guse
Vice President and General Counsel
TomoTherapy Incorporated
1240 Deming Way
Madison, WI 53717-2911

Dear Shawn,
Thank you for your January 29, 2008 letter formally requesting an expansion of the licensed fields of use in License Agreement No.
TL02168-0.0.
LLNL is delighted that TomoTherapy decided to continue funding the joint development of the Dielectric Wall Accelerator (DWA) for proton therapy. When you presented the business model at the January 18th Quarterly Review, we understood the project’s need to expand the fields of use: (1) to attract investors, (2) to justify the significant investment in excess of $[ * ] million required, and (3) to fully exploit all the inventions and applications that arise from your investment. Most importantly, we share your hope that expanding the fields of use will accelerate the pace of development of the DWA, not just for proton therapy, but also for other applications, including those for national security.
Along this path then, LLNL would agree to expand the fields of use subject to the following terms.
General Licensing Restrictions
1.	LLNL requires a business plan for commercializing inventions.

2.	Limited exclusive (field of use) licensing is allowable when a technology is in its early stages of development and will require considerable corporate investment in additional research and development before commercialization is possible.

3.	Performance Obligations based on the commercialization plan are necessary to maintain exclusivity in that specific field.
National Security Applications
There is a strong desire not to grant exclusive licenses for fields covering national security applications. LLNL suggests that we limit the exclusivity terms for these fields and that the license becomes non-exclusive after the expiration of such terms.

An Equal Opportunity Employer • Lawrence Livermore National Security, LLC • Operated for the US Department of Energy
P.O. Box 808, L-795 • Livermore, CA 94551-0808 • 7000 East Ave., L-795 • Livermore, CA 94550-9234
Telephone (925) 422-6416 • Fax (925) 423-8988
Email: ipac@llnl.gov • Website: https://ipo.llnl.gov

Mr. Shawn Guse
February 1, 2008

Dual-Use Components
The DWA has a lot of components that can be used outside the DWA, e.g., high gradient insulators, photoconductive switches, castable dielectric materials, etc., and the basic technologies of these components were developed prior to the CRADA. LLNL suggests that the field of use cover only the use of these components inside the DWA, regardless of application. Consequently, we suggest using the term “DWA Fields of Use.”
Proposed Implementation Terms
Exhibit B (Rights Granted and Performance Obligations) of the current License Agreement No. TL02168-0.0 contains terms to maintain the broad “Particle Therapy” field of use and to include “Isotope Generation” field of use in the future. I suggest the following modifications:
Redefine Field of Use as “Commercial DWA Field of Use” with the following terms:
1.	Submission of commercialization plan for the Commercial DWA Field of Use. Such plan can be a supplement to the original commercialization plan for proton therapy submitted June 30, 2006.

2.	Addition of Performance Obligations consistent with the submitted plan.

3.	Modification of Exhibit A (Licensed Patents) consistent with the proposed field of use and the reimbursement of the patent costs associated with added patents.

4.	Execution of Amendment to License Agreement TL02168-0.0.
Define the new field of “National Security DWA Field of Use” with the following terms:
1.	Submission of commercialization plan for the National Security DWA Field of Use. TomoTherapy has the option to submit a commercial plan for “DWA Fields of Use” to include both the Commercial and National Security fields.

2.	Addition of Performance Obligations consistent with the submitted plan.

3.	Addition of a fourth milestone payment (License Issue Fee) of $[ * ] worth of TomoPro stock, in Exhibit C (Fees and Royalties) to be paid “within thirty (30) days of the date on which the parties mutually agree they have completed a working full-scale prototype of a DWA for national security applications”. The ownership of TomoPro stock would be evidence of LLNS’s commitment to development of the DWA.

4.	Conversion from exclusive to non-exclusive of “National Security DWA Field of Use” by the earlier of either [ * ] or [ * ] years after First Commercial Acceptance.

5.	Modification of Exhibit A (Licensed Patents) consistent with the proposed field of use and the reimbursement of the patent costs associated with added patents.

6.	Execution of Amendment to License Agreement TL02168-0.0.
All other terms remain the same.

Mr. Shawn Guse
February 1, 2008

Conclusion
As you can see, we have given a lot of thought to your request since you first brought it up last year following the DTRA Call for Proposals. We understand the urgency facing you in attracting more investors and customers, and you understand the urgency facing us in keeping the DWA team together to continue the development of this life-saving technology.
I’d like for us to meet as soon as you are able to discuss this with your management.
Sincerely,
Genaro Mempin
Business Development Executive
Industrial Partnerships Office

cc:	Erik Stenehjem, Director of Industrial Partnerships
Roger Werne, Deputy Director of Industrial Partnerships
Rupert Xu, Manager of Technology Commercialization, Industrial Partnerships

LLNS and LICENSEE execute this Amendment, in duplicate originals, by their respective officers who are duly authorized on the day and year that is written.

TOMOTHERAPHY INCORPORATED		LAWRENCE LIVERMORE
NATIONAL SECURITY, LLC

LAWRENCE LIVERMORE
NATIONAL LABORATORY

By:	/s/ Shawn D Guse	By:	/s/ Erik J. Stenehjem

	Signature		Signature
Name:	Shawn D Guse	Name:	Erik J. Stenehjem

Title	VP, Secretary and General Counsel	Title:	Director, Industrial Partnerships

Date signed: April 10, 2008		Date signed: April 20, 2008